SECOND AMENDED FORBEARANCE AGREEMENT

            This Agreement (the "Agreement") is entered into and made this 21st day of June 2005, by and among VITROTECH CORPORATION, a Nevada corporation ("VitroTech"), VITROCO INCORPORATED, a Nevada corporation
("VitroCo")(collectively, VitroTech and VitroCo are referred to as the "Borrowers"), and 1568931 ONTARIO LTD., an Ontario corporation ("Lender").

            WHEREAS, (i) Lender and Borrowers entered into that certain agreement dated September 29, 2004 (the "September 2004 Agreement") and the Mines and Hi-Tech (as those terms are defined below) pledged certain interests to Lender pursuant to the September 2004 Agreement and (ii) Lender and Borrowers have executed various documents further defining the rights of Lender and Borrowers under the September 2004 Agreement, including, without limitation, that certain Loan and Security Agreement (the "Loan Agreement") (such documents being referred to, collectively, as the "Loan Documents") pursuant to which the Lender has advanced substantial funds to VitroTech and Lender has a perfected security interest in certain assets of Borrowers, the Mine and Hi-Tech;

            WHEREAS, Lender and Borrowers entered into that certain the forbearance agreement dated May 10, 2005 (the "Forbearance Agreement") by and among the parties hereto and that certain amended forbearance agreement dated May 17, 2005 (the "Amended Forbearance Agreement") by and among the parties hereto, and the parties desire to further amend the Amended Forbearance Agreement as set forth herein. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Amended Forbearance Agreement;

            NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrowers hereby agree as follows:

            1. At the specific request of Borrowers, Lender hereby agrees to forbear from exercising any remedy available to Lender upon the occurrence of an Event of Default or Default under the September 2004 Agreement and/or the Loan Documents until the earlier of (i) September 29, 2005 or (ii) a Triggering Event.

            2. The Lender agrees that the Borrowers assignment of (i) the Inventory and (ii) the Borrowers accounts receivable and other forms of rights to payment pursuant to the Amended Forbearance Agreement is null and void ab initio and of no force and effect; provided however, Borrower acknowledges and agrees that such Inventory and such accounts receivable and other forms of rights to payment remain subject the September 2004 Agreement and the Loan Documents, including, without limitation, Lender's perfected security interest therein.

            3. Notwithstanding the foregoing, Borrowers shall (i) not grant any rights in the Inventory to any parties other than Lender without the prior written consent of Lender; (ii) notify Lender, in writing, by fax or such other means as Lender shall agree to accept, of all proposed sales and shipments of Inventory, (iii) not ship or release any Inventory unless and until Lender consents, either in writing, by fax or such other means as Lender may elect. Any consent required by Lender under this Agreement may be withheld by Lender in its sole and absolute discretion.

            4. For purposes hereof the term "TRIGGERING EVENT" shall be amended to delete sub- paragraph (e) and to replace it as follows: "The breach by Borrowers of any covenant contained in this Agreement."

            5. Borrowers hereby affirm their obligations under the Loan Documents and the September 2004 Agreement. This Agreement does not, in any way, waive, diminish or reduce any of the rights or remedies of Lender under the September 2004 Agreement, any of the Loan Documents or applicable law and, except as otherwise provided for herein, the September 2004 Agreement and the Loan Documents shall remain unchanged and in full force and affect and Lender shall retain, unabated, all rights conferred by law as well as those rights contained in the September 2004 Agreement and all Loan Documents. This Agreement together with the Amended Forbearance Agreement embodies the entire agreement of the parties only with respect to the issuance of forbearance and there are no contemporaneous oral agreements which in any way modify the same.

            6. Each party hereto represents to each other party herein that:

                       a. Such party is a corporation, or partnership, as the case may be, duly organized, legally existing, and in good standing under the laws of the jurisdiction of its incorporation; and

                       b. This Agreement, and each of the documents deliverable hereunder, will, when executed and delivered, constitute the legal, valid, and binding obligation of such party.

            7. Borrowers agree to cooperate with Lender and its representatives and to allow same to be present on Borrowers' premises at all reasonable business hours for the purpose of monitoring all aspects of Borrowers' business and Borrowers, their officers and employees shall extend the reasonable cooperation commensurate with sound management of Borrowers' business in permitting Lender and its representatives to observe and gather information about Borrowers' business, provided, however, Lender shall exercise no control over Borrowers.

            8. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California and applicable laws of the United States of America.

            9. This Agreement may be executed in two or more counterparts, and it shall not be necessary that any one counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. The manual signature of any party hereto that is transmitted to any other party by facsimile shall be deemed for all purposes to be an original signature.


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

This Agreement is executed effective as of the date referenced above by duly authorized representatives of each of the entities signatory hereto.


                                        VITROTECH CORPORATION


                                        By:
                                           -------------------------------------
                                           Glenn Easterbrook
                                           Chief Executive Officer


                                        VITROCO INCORPORATED


                                        By:
                                           -------------------------------------
                                           Glenn Easterbrook
                                           Chief Executive Officer


                                        1568931 ONTARIO LTD


                                        By:
                                           -------------------------------------
                                           Howie Fialkov


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